==================================================================================

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2004

AMERICHIP INTERNATIONAL INC.
 formerly Southborrough Ventures, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	000-33127	98-0339467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12933 W. Eight Mile Road
Detroit, Michigan 48235
(Address of principal executive offices) (Zip code)

(734) 302-8708
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report.)

==================================================================================

ITEM 4.       CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 10, 2004, our board of directors approved a decision to change our auditors. On the same date, our accounting firm, Morgan & Company was dismissed by us as our independent auditors. During the last two fiscal years and subsequent interim period, there were no disagreements on matters of accounting principles and practices, financial disclosure, or auditing scope of procedure between us and Morgan & Company. Morgan & Company was dismissed because we determined that it was in our best interest to have a United States independent auditor.

The report of Morgan & Company on our financial statements covered the period from inception on October 17, 2000 through November 30, 2002, did not contain an adverse, qualified or disclaimer of opinion. However, the report did contain an explanatory paragraph wherein Morgan & Company expressed substantial doubt about our ability to continue as a going concern.

We have requested Morgan & Company furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by us. We delivered a copy of this Form 8-K to Morgan & Company on February 17, 2004, via email. On February 17, 2004, Morgan & Company replied and their letter agreeing with the statements contained herein. The letter is filed as Exhibit 16.1 to this Form 8-K.

At our board meeting on February 10, 2004, our board of directors approved the decision to engaged Williams & Webster, P.S., as our independent auditors for our fiscal years ending November 30, 2003. Williams & Webster has not accepted such appointment as of the date hereof and there is no assurance that Williams & Webster will ever accept such appointment. We have not consulted with Williams & Webster on any matters related to accounting or the type of opinion they may issue.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits
16.1	Letter from Morgan and Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriChip International Inc. (Registrant)

Date: February 17, 2004	/s/ David Howard
David Howard President and Chief Executive Officer
Date: February 17, 2004	/s/ Marc Walther
Marc Walther Chief Financial Officer